Form N-SAR

Sub-Item 77Q1 (d)
Constituent Instruments Defining the Rights of the Holders of Any New Class of Securities 333-106142, 811-21371


Amended and Restated Rule 18f-3 Plan for Janus Adviser with respect to Investor Shares, Class I Shares, Class A Shares and Class C Shares of each Fund is incorporated herein by reference to Exhibit 14(c) to Post-Effective Amendment No. 4 to Janus Adviser registration statement on Form N-1A; filed on April 21, 2005, accession number 0000950134-05-007865.
(File No. 333-106142)